UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Cannae Holdings, Inc.

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INVESTOR PRESENTATION SUMMER 2025

FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, beliefs, plans, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management, including statements about our buyback program, the impact of our actions on shareholder value and net asset value, and our ability to implement our plans. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Except as required by applicable law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: risks associated with our capital allocation strategy; risks associated with the use of proceeds received as a result of the D&B transaction; risks associated with our ability to successfully operate businesses outside our traditional areas of focus; changes in general economic, business and political conditions, including among others, consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, commodity prices, inflation levels, changes in trade policy, tariffs on goods, and supply chain disruptions; risks associated with the Investment Company Act of 1940; risks associated with our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; risks related to the externalization of certain of our management functions to an external manager, and risks associated with being the subject of a proxy contest. This presentation should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Cannae Holdings, Inc.’s (“Cannae”) Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission (the “SEC”). Statements and case studies contained herein relate to (i) Fidelity National Financial, Inc. (“FNF”), (ii) Fidelity National Information Services, Inc. (“FIS”), (iii) Alight, Inc. (“ALIT”) (iv) Paysafe Limited (“PSFE”), (v) Dayforce, Inc. (“DAY”), (vi) Dun & Bradstreet Holdings, Inc. (“DNB”), (vii) System1, Inc. (“SST”), (viii) F&G Annuities & Life, Inc. (“F&G” or “FG”), and/or (ix) Black Knight Football Club US, LP (“BKFC”, or “Black Knight Football”), and/or (x) the historical performance of certain securities noted throughout this document as some of these securities are no longer available for purchase. An investment in Cannae is not an investment in any of these securities. The historical stock price performance of these securities is not necessarily indicative of future performance of Cannae. Past stock price performance and rate of return of common stock of Cannae may not be indicative of future performance. CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 2

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT Cannae intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from Cannae’s shareholders for Cannae’s 2025 annual meeting of shareholders. CANNAE’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ CANNAE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that Cannae files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of Cannae’s website at https://www.cannaeholdings.com/financial-information/sec-filings. CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 3

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION Cannae, its directors (Douglas K. Ammerman; William P. Foley, II; Hugh R. Harris; C. Malcolm Holland; Mark D. Linehan; Frank R. Martire; Erika Meinhardt; Barry B. Moullet; William T. Royan; James B. Stallings, Jr.; Woodrow Tyler; and Frank P. Willey) and certain of its executive officers (Ryan R. Caswell, Chief Executive Officer; Bryan D. Coy, Chief Financial Officer; Peter T. Sadowski, Executive Vice President and Chief Legal Officer; and Michael L. Gravelle, Executive Vice President, General Counsel, and Corporate Secretary) and other employees may be deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from Cannae’s shareholders in connection with the matters to be considered at Cannae’s 2025 annual meeting of shareholders. Information regarding the names of Cannae’s directors and executive officers and certain other individuals and their respective interests in Cannae, by security holdings or otherwise, is set forth in the sections entitled “Compensation Discussion and Analysis and Executive and Director Compensation,” “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers,” and “Executive Compensation” of Cannae’s Proxy Statement on Schedule 14A in connection with the 2024 annual meeting of shareholders, filed with the SEC on April 26, 2024 (available here), Cannae’s Form 10-K/A, filed with the SEC on April 30, 2025 (available here ), and Cannae’s Annual Report on Form 10-K, filed with the SEC on February 27, 2025 (available here). Supplemental information regarding the participants’ holdings of Cannae’s securities can be found at no charge in SEC filings on Statements of Change in Ownership on Form 3 or Form 4 filed with the SEC on July 2, 2025 for Douglas K. Ammerman (available here); May 14, 2025 for William P. Foley, II (available here); July 2, 2025 for Hugh R. Harris (available here); July 2, 2025 for Erika Meinhardt (available here); June 2, 2025 and June 3, 2025 for William T. Royan (available here and here); June 2, 2025, June 3, 2025 and July 2, 2025 for Woodrow Tyler (available here, here and here); September 3, 2025 for Frank R. Martire (available here); and August 15, 2025 for Ryan R. Caswell (available here) Such filings are also available at no charge by clicking the “SEC Filings” link in the “Financials” section of Cannae’s website at https://www.cannaeholdings.com/financial- information/sec-filings Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in Cannae’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 annual meeting of shareholders, if and when they become available. These documents will be available free of charge as described above. CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 4

CANNAE OVERVIEW Cannae (NYSE:CNNE) is a diversified holding company that offers shareholders a unique opportunity to generate returns through owning a diverse portfolio of operating businesses. CNNE BY THE NUMBERS (1) FOUNDED Split off from FNF in 2017 2014 (2) $ Net assets 1.5B Net Asset Value (“NAV”) $ 27.72 Per Share (4) $ Annualized dividend per share 0.60 Net realized gains since $ (5) inception 3.3B (3) Share repurchases $ Since 05/12/21 921M Source: Public company filings and market data as of August 29, 2025 (1) Cannae was started in 2014 as Fidelity National Financial Ventures (FNFV), a tracking stock of Fidelity National Financial (FNF), and in 2017, FNF spun out FNFV as Cannae Holdings, Inc. (2) See page 14. (3) See page 16. (4) Based on quarterly dividend of $0.15 per eligible share. (5) See page 17. CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 5

KEY INVESTMENT HIGHLIGHTS Compelling business strategy constructed by a proven value-creator 1 William P. Foley, II (“Foley”) is a preeminent operator and deal maker with a long, proven track record of shareholder value creation Led by a best-in-class board of directors and management team 2 Seasoned leadership team with a track record of sourcing high-potential investments and driving value at portfolio companies Permanent capital vehicle with a strategy to deliver maximum returns 3 Ability to leverage permanent capital and duration to maximize investment returns across the portfolio Unique investment philosophy to allocate capital & proven playbook to drive returns 4 Proven investment philosophy and playbook that creates value for shareholders Attractive portfolio of assets with significant embedded upside 5 Owns a portfolio of attractive businesses that trade at a discount to NAV despite significant value creation opportunities Capital allocation strategy focused on growing NAV and increasing share price 6 Strategy focused on growing NAV and share price through share repurchases, dividends, and new opportunistic investments Proven ability to create value for shareholders over the long term 7 Has generated ~3.3B of net realized gains on investments since inception CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 6

COMPELLING BUSINESS STRATEGY CONSTRUCTED BY A PROVEN VALUE-CREATOR 1 Foley is responsible for the growth of ~$80B in publicly (1) traded companies to date and created the initial strategy and investment playbook for Cannae. • Throughout his career, Foley developed his value creation framework to identify and execute investments and drive value for shareholders. • Foley has consistently accelerated growth and improved operating margins as well as executed strategic M&A and exceeded cost reduction targets on acquisitions. • Cannae utilizes many of the lessons learned from Foley throughout its investment portfolio Source: Public company filings and market data as of August 29, 2025 (1) Companies include FNF, FIS, BKI, DAY, DNB, FG, PSFE, ALIT, SST and CNNE. (2) ICE acquired BKI in September 2023 at an enterprise value of $11.8B. CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 7

2 LED BY SEASONED MANAGEMENT

CANNAE HOLDINGS, INC.



RYAN CASWELL
Chief Executive Officer

- Chief Executive Officer of Cannae since May 2025
- President of Cannae from February 2023 – May 2025
- SVP of Corporate Finance for Cannae from 2020-2023
- Managing Director at BofA Securities
- Serves or has served as a Board member for Amerilife, CorroHealth, Black Knight Football entities, JANA Partners, System1 and Triple Tree Holdings



BRYAN COY
Chief Financial Officer

- Chief Financial Officer of Cannae since 2020
- CFO of the NHL's Vegas Golden Knights and related entities from 2017-2021
- Chief Accounting Officer of Interblock Gaming, 2015-2017
- CFO of Aruze Gaming America, 2010-2015
- Served in senior finance positions at Fontainebleau Resorts, Shuffle Master, Sunterra, and eSchool Solutions



MIKE GRAVELLE
General Counsel
and Corporate Secretary

- General Counsel of Cannae since 2017
- Executive Vice President, General Counsel, and Corporate Secretary of FNF since 2010
- Executive Vice President, General Counsel and Corporate Secretary of F&G Annuities & Life since May 2024
- Executive Vice President, General Counsel of BKI from 2014-2023



ALEX CINIELLO
VP, Corporate Finance

- VP of Corporate Finance at Cannae since 2020
- Leads Cannae and Black Knight Football Club's M&A and due diligence efforts
- Previously a Vice President at Citi from 2014-2020
- 10+ years of sports M&A experience

Supported by Strong Leadership at Portfolio Companies

alight	**DAVE GUILMETTE** Chief Executive Officer
BLACK KNIGHT FOOTBALL CLUB	**TIM BEZBATCHENKO** President **TIAGO PINTO** President of Football Operations
JANA	**BARRY ROSENSTEIN** Executive Chairman **SCOTT OSTFELD** Managing Partner
Paysafe	**BRUCE LOWTHERS** CEO & Executive Director
THE WATKINS CO.	**J.R. RIGLEY** Chief Executive Officer

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 8

AND BY BEST-IN-CLASS BOARD OF DIRECTORS 2 • Board Members Are Fit-For-Purpose • Strong group of Board members with backgrounds consistent with companies in Cannae’s portfolio • Extensive strategic and financial acumen, coupled with expertise to identify and oversee innovative growth opportunities • Significant experience on other public company boards • Proven ability to source proprietary investments for Cannae • Recent Changes to Further Enhance Governance • Added two new independent directors in Q2 of 2025, both of which managed multi-billion dollar portfolios and having extensive governance experience • Board refreshment has resulted in 25% of directors appointed since 2024 and average tenure of 5 years • Appointed new independent Chairman, Doug Ammerman, with Mr. Foley serving as Vice Chairman to support the Board’s oversight and strategy functions • Proposed declassification of the Board, contingent upon approval at the 2025 annual meeting, which, if approved, will result in the annual election of directors beginning with the class up for election at the 2026 annual meeting CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 9

PERMANENT CAPITAL WITH A STRATEGY TO DELIVER RETURNS 3 Cannae is focused on a strategy of long-term value creation through the execution of three key priorities: • Rebalancing the portfolio away from current public company investments and opportunistically making proprietary investments in attractive companies which we believe will deliver outsized returns • Since 2024, Cannae has raised over $1.1 billion of capital through the sales of public company investments, including the recent $630 million from the sale of DNB • Cannae invested ~$135 million of this capital in a 20% stake in JANA Partners, an engaged investing asset management platform, and in a 49.3% stake in The Watkins Company, a consumer flavoring products business • After the DNB transaction, ~80% of our portfolio is in private company investments that public investors wouldn’t otherwise have access to, compared to ~37% in February 2024 • Returning capital to shareholders (1) • Since 2024 , Cannae has repurchased $410 million of Cannae stock, representing 19.4 million shares, bringing total repurchases since May 2021 to $921 million, representing 41.1 million shares, or 45% of total Cannae shares outstanding • In June 2024, Cannae instituted a dividend to provide long term shareholders a consistent return of capital • In August 2025, Cannae approved a 25% increase in its quarterly dividend to $0.15 per share • Cannae continues to work with its portfolio companies to institute significant strategic and operational changes to grow the value of the underlying businesses Cannae will leverage the benefits of permanent capital to make and manage investments • Cannae’s permanent capital base allows it to make investments and leverage the benefits of duration as a competitive advantage to deliver shareholder returns • Cannae’s view of long-term ownership, coupled with strategic and management involvement, enables Cannae to deliver maximum returns for its shareholders Cannae’s believes this strategy will grow NAV, increase the stock price and close the discount to NAV gap (1) 2025 repurchases through August 29, 2025 CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 10

4 UNIQUE INVESTMENT PHILOSOPHY & PLAYBOOK

CANNAE HOLDINGS, INC.

Cannae playbook created at former parent company FNF	• In 1984, Foley acquired Fidelity National Title for $3M when it was ranked 48th in the country among title insurance companies and had revenue of $6M [1]. Foley developed a specific playbook to deliver value and grow FNF to the nations largest title insurer – this playbook is utilized at Canne
Metric driven management	• Brought **performance metric driven management** to the title insurance industry • Focused on operating profit optimization **across economic cycles**

Industry consolidation and enhancing execution	• **A track record of consolidation**, while also creating highly efficient, market leading companies
	  ◦ Acquired Chicago Title Insurance Company, creating the nation's largest title insurer
	  ◦ Led hundreds of acquisitions since initial acquisition
	• **Industry leading title margins** over multi-decade economic cycles

Recruitment of C-Suite talent	• FNF recruited **future industry leaders and executive officers to drive value** • Includes FNF's current Vice Chairman Randy Quirk and Chief Executive Officer Mike Nolan
Diversification, streamlining, and continued growth	• Continued **growth with additional strategic acquisitions** such as: ServiceLink, Commonwealth, Black Knight, Lawyers Title • **Diversified investments** including: dayforce, FIS, sedgwick, Remy International, Inc., J. Alexander's Holdings, Inc., F&G

Proven results FIDELITY NATIONAL FINANCIAL	• FNF is now the **nation's largest** title insurance and settlement services company
	  ◦ **#1 market share** in the residential purchase, refinance, and commercial markets [2]
	  ◦ FNF **pre-tax title margin of ~17%** and **industry leading adjusted pre-tax title margin of 15.5%** for the first quarter[2]

Playbook

Identify Value Enhancements
- Cost savings
- Strategy shifts
- Elimination of siloed organizational structures
- Product expansion

Exploit Full Operating Tool Kit
- Pricing
- Sales force efficiency / cross-selling
- Marketing optimization

World Class Talent
- Seasoned executive team
- Alignment of interests
- Clear goals for management & Board of Directors

Invest for Growth
- New products
- New markets

Acquisitions
- Strategic & synergistic acquisitions
- Transformative transactions

Cannae's investment philosophy and playbook was created by Foley and first implemented at FNF, where it has been driving consistent outperformance for nearly 40 years

(1) *Revenue and ranking as of 1984 obtained from FNF Company website.*

(2) *FNF margins and rankings data from First Quarter 2025 Earnings Release.*

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 11

4 PLAYBOOK SUCCESSFUL ACROSS NUMEROUS INVESTMENTS

CANNAE HOLDINGS, INC.

	dayforce	dun & bradstreet	BLACK KNIGHT
Company Overview	• **Global human capital management software provider** that helps manage the entire employee lifecycle. • Their all-in-one platform equips customers to unlock their full workforce potential by accessing real-time data. • Dayforce platform is designed to serve organizations with 100 to over 100,000 employees and now serves 7.62M employees across 6,984 different organizations.	• **Global provider of business decision data, analytics, and insights.** • D&B's proprietary global commercial database contains over 500M businesses. • D&B offers sales, marketing, finance, and risk management solutions, all of which are driven by D&B's proprietary data. • Leveraging the latest generative AI to solve new use cases for clients.	• **A premier provider of high-performance software, data and analytics** for mortgage and home equity lending and servicing. • Businesses leverage their robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.
Playbook	• **Acquired Dayforce**, a SaaS cloud software company in 2012. • **Sold Comdata**, a segment of Dayforce, to FleetCor Technologies in 2014 for total pre-tax **gains of $500M.** • **Executed IPO** in 2018 at a **~$3B equity valuation.** • **Successfully monetized** in both follow-on and block trades post-IPO.	• **Brought in strategic and capital partners** to execute the ~$7B EV / ~$2B equity value acquisition of D&B. • **Led strategic direction** of the business. • **Executed IPO** above the expected range in June 2020. • Announced sale to Clearlake Capital in March 2025.	• **Re-acquired Lender Processing Services** in 2014 for $4.2B. • **Branded** the technology, data, and analytics business as Black Knight. • **Replaced the entire senior leadership team.** • **Took the company public** in 2015.
Transformation and Achievement of Synergies	• **Streamlined the management**, which was critical to business model shift from a service bureau model to a SaaS model. • **Expanded adjusted EBITDA margins** by approximately 1,579 bps since acquisition. • Equity value has increased substantially from ~$3B at 2018 IPO to **current market cap of ~$8.2B.** • Since 2017, the company transformed from a legacy paper-based payroll company, to cloud-based SaaS, with total revenues increasing ~127% to ~$1.8B.(1)	• **Recruited a new management team** to accelerate strategic transformation. • **Helped identify** efficiencies and optimization measures – achieved **~$241M in annual cost savings.** • **Realigned organization** to increase effectiveness and accountability. • **Optimized go-to market strategy** to incentivize cross-selling and long-term contracts. • Equity value has increased substantially from ~$2B at 2019 LBO to **current market cap of ~$4.1B.**	• **Reorganized the company** and **refocused** management **on growth.** • **Drove ~$300M of cost savings** through optimization. • Acquired by ICE in September 2023 at an enterprise value of $11.8B, a market value increase of almost $10.2B or **~5x the 2015 IPO price.**

(1) *Figure represents Dayforce's 2025 total revenue outlook.*

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 12

4 ALLOCATE CAPITAL ACROSS RECURRING INVESTMENT THEMES

CANNAE HOLDINGS, INC.

Large Addressable Markets with Strong Market Share

- #1 market leading title insurer in the United States, covering ~30%(1) of all real estate transactions which provides immense scale advantage. (FIDELITY NATIONAL FINANCIAL)
- Leading provider of software, data and analytics that is heavily relied upon by the top 25 mortgage loan institutions. (BLACK KNIGHT)
- Major provider of technology solutions in financial markets. (FIS)
- Global provider of business decision data and analytics. (dun & bradstreet)
- Leading cloud-based provider of integrated digital human capital and business solutions. (alight)
- Leading flavoring products company with leadership in extracts category. (THE WATKINS CO.)

Essential Utilities

- Critical infrastructure and mission-critical solutions. (CSI, BLACK KNIGHT)
- Deeply embedded into clients' systems. (alight, dayforce)
- Strong software and proprietary data. (dun & bradstreet)
- Proprietary data and analytics that flow through their ecosystem of high-performance mortgage lending and servicing software solutions. (BLACK KNIGHT)
- Vital industry utility providing key products and services critical to the functioning of the U.S. residential and commercial real estate markets. (FIDELITY NATIONAL FINANCIAL)

Unseen Potential for Growth

- Execute on opportunities to realize long-term growth potential of undervalued assets in industries with compelling growth characteristics. (BLACK KNIGHT FOOTBALL CLUB)
- Achieved and maintains industry leading margins and grew from the 48th largest title insurer to the largest in the nation. (FIDELITY NATIONAL FINANCIAL)
- One of the leading independent marketing organization and registered investment advisors in the U.S., with 29 new organizations having joined in the past year alone(2). (AMERILIFE)
- Grew from $1.6B enterprise value at 2015 IPO to $11.8B in recent buyout. (BLACK KNIGHT)
- A legacy paper-based payroll company, transformed to cloud-based SaaS, with total revenues increasing ~127% to ~$1.8B(3) from 2017 to 2025. (dayforce)

(1) See FNF's 2025 2nd Quarter Earnings Release.
(2) See https://amerilife.com.
(3) Figure represents Dayforce's 2025 total revenue outlook.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 13

5 ATTRACTIVE PORTFOLIO WITH EMBEDDED UPSIDE

CANNAE HOLDINGS, INC.

CNNE share price is at a **33% discount** to NAV



$18.70
$27.72
CNNE share price
NAV per share

Recently announced transaction to acquire an additional 30% for $67.5M

$'s in millions except for values per CNNE share [1]

Company	Current Ownership	Initial Year Invested	Net Invested Capital[2]	Gross Fair Value[3]	Net Asset Value: Amount[4]	Net Asset Value: Per CNNE Share[1]
alight	40.5M shares or ~8%	2021	328.1	157.1	194.0	3.58
Paysafe	2.5M shares or ~4%	2021	45.8	34.7	37.1	0.68
SYSTEM1	2.7M shares or ~27%	2022	231.9	19.2	63.9	1.18
BLACK KNIGHT FOOTBALL CLUB	~43%	2022	223.9	223.9	214.9	3.97
O'Charley's Restaurant + Bar / Ninety Nine Restaurant & Pub	~65% & ~88%	2012	149.1	149.1	145.8	2.69
CSI	~6%	2022	49.3	103.9	94.7	1.75
AMERILIFE	~5%	2020	34.5	89.3	76.1	1.40
The Watkins Co.	~49%	2024	80.0	80.0	79.8	1.47
MINDEN MILL DISTILLING	~89%	2023	60.1	60.1	57.5	1.06
JANA	~20%	2024	51.4	51.4	54.3	1.00
Other investments and assets, net[5]	Various	Various	324.6	92.8	129.1	2.38
Debt[6]			(47.5)	(47.5)	(47.5)	(0.88)
Holding company cash and short-term investments			403.1	403.1	403.1	7.44
TOTAL			**$ 1,934.3**	**$ 1,417.1**	**$ 1,502.8**	**$27.72**

Source: Company management as of August 29, 2025

1) Per share amounts based upon 54.2M Cannae shares outstanding at date of report.
2) Net Invested Capital represents capital invested less distributions.
3) PSFE, ALIT, SST: public company filings and market data as of date noted above; all others estimated at last marks or at cost.
4) Net Asset Value represents Gross fair value less taxes (21% corporate rate). This methodology may result in a tax benefit in the event an investment's invested capital exceeds gross fair value.
5) Includes investments in Sightline Payments, Brasada Resorts, JANA Partners Benchmark Funds, SpaceX, TripleTree Holdings and TripleTree funds, and others.
6) Comprises $47.5M outstanding on the 5.0% FNF note maturing 11/30. Cannae also has a $50M capacity margin loan, $0 balance (interest at 3-month adjusted SOFR + 2.75%) maturing 08/28.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 14

D&B SALE PROCEEDS CREATE SIGNIFICANT UPSIDE 5 • In March 2025, Cannae announced the sale of Dun & Bradstreet, its largest holding • At the close of March 2025, Dun & Bradstreet represented 35% of Cannae’s Net Asset Value, or $9.98 per Cannae share • Cannae received ~$630 million of cash proceeds from the sale • Cannae sold 10 million shares of D&B ahead of the close, for proceeds of $90 million • The transaction closed in August 2025, with Cannae receiving $540 million for its remaining 59 million shares of DNB • Cannae will utilize $500 million of the proceeds to repurchase common stock, pay quarterly dividends and repay existing debt: (1) • $300 million in share repurchases (of which Cannae has already repurchased $182 million); • $141 million to retire its existing margin loan; and • $60 million for future dividends Cannae believes these actions will help increase the Cannae stock price and close the discount to NAV (1) 2025 repurchases through August 29, 2025 CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 15

6 CAPITAL ALLOCATION STRATEGY FOCUSED ON STOCK PRICE AND NAV GROWTH

CANNAE HOLDINGS, INC.

DISCIPLINED SHARE REPURCHASES[1]

Cannae has implemented a disciplined share repurchase strategy

41.1M shares, or **45%**[2] of outstanding shares repurchased for **$921M**



$167
$225
$118
$228
$182
$921
2021
2022
2023
2024
2025
4+ years
28% discount[3]
44% discount
45% discount
26% discount
27% discount

SHAREHOLDER DIVIDENDS

On August 7, 2025, Cannae's Board of Directors approved a 25% increase to the quarterly dividend of $0.15 per common share of CNNE[4] which is $0.60 per share annualized

Providing Direct Returns to Our Shareholders

CANNAE HOLDINGS, INC.

$

Shareholders

OPPORTUNISTIC INVESTMENTS

Cannae is opportunistically investing in companies that it believes can deliver outsized returns

- Black Knight Football
  - (2022-2025, $224M)
- The Watkins Co.
  - (2024, $80M)
- Jana Partners
  - (2024, $51M stock and cash; 2025 3Q expected $68M)
- Computer Services, Inc.
  - (2022, $86M)

Capital allocation split between share repurchases, dividends, and opportunistic new investments with a focus on NAV and stock price appreciation

Source: Company management as of August 29, 2025
(1) Values are presented in millions.
(2) Value compares to May 31, 2021, outstanding shares.
(3) Discount figures represent percentage discount to NAV.
(4) The dividend is payable on September 30, 2025, to shareholders of record on September 16, 2025.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 16

7 PROVEN ABILITY TO CREATE VALUE FOR SHAREHOLDERS

CANNAE HOLDINGS, INC.

Cannae Investment Monetization Summary(1)

$'s billions


2.0x
invested capital
$3.4B
$4.0B
$0.7B
$6.7B
Investment Cost
+
Investment Gains
-
Investment Losses
=
Cumulative Proceeds

Source: Company management as of August 29, 2025
(1) Graphic displays only realized monetization events since 2014, including sales, partial sales, dividends, distributions, etc.
(2) See also page 26.

RECENT MONETIZATION EVENTS

- **Dayforce** – In the 12 months ended September 2024, Cannae sold 5M DAY shares for **$331M**, marking a **cumulative gain** on the initial investment of **>5x**.
- **Alight** - In December 2024, Cannae sold 12M shares for **$89M** in proceeds.
- **CSI** - In December 2023, Cannae received a **$37M distribution** from the CSI limited partnership investment vehicle. Now, remaining investment is worth 120% of Cannae's original investment(2).
- **Dun & Bradstreet** - Cannae sold 10M shares of DNB for **$101M** in proceeds in Q1 2024 and 69M shares for **$630M** in Q2 & Q3 2025. Cannae also collected **$14M** in dividends in the 12 months prior to sale announcement.
- **WineDirect** – In January 2025, Cannae received **$14M** for selling a portion of the business.

Since inception, Cannae has $6.7B of cumulative realized proceeds representing $3.3B of net realized gains, or 2.0x MOIC

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 17

APPENDIX CANNAE HOLDINGS INVESTOR PRESENTATION FEBRUARY 2021 | 18

alight

CANNAE HOLDINGS, INC.

COMPANY OVERVIEW

- Alight (NYSE: ALIT) is a provider of benefits administration and cloud-based HR and financial solutions, that enhance work and life through the company's service, technology, and data.
- The Alight Worklife platform provides an omnichannel customer experience leveraging AI and analytics layer and transaction engines to drive a personalized approach for customers.
- Alight has no direct competitor, as most companies specialize in one area of the HR and benefits world as opposed to Alight's all-in-one product.
- Alight operates across five continents to deliver an unrivaled consumer experience for its clients and their people. The company unlocks enterprise growth for the world's most influential companies with future-ready human capital and business solutions.

ALIGHT BY THE NUMBERS[(1)]

~35M+	Participants covered
~70%	of Fortune 100 are Clients
~95%	Average Revenue Retention

CANNAE INVESTMENT SUMMARY

2021	Investment Date
$328M	Total Invested Capital
40.5M shares or ~8%	Current Ownership
$157M	Current Value
$(171)M	Current Unrealized Loss

2Q25 HIGHLIGHTS[(1)]

"Our underlying business operations continued to strengthen during the second quarter. We are making important strategic progress to accelerate our client management and delivery capabilities through automation, artificial intelligence, innovation and partnerships. These initiatives are helping our clients realize improved return on investment from their benefits solutions and driving continued strength in client retention."

- DAVE GUILMET
ALIGHT CHIEF EXECUTIVE TEOFFICER

Source: Public company filings and market data as of August 29, 2025
(1) See Alight's earnings release at investor.alight.com.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 19

Paysafe

CANNAE HOLDINGS, INC.

COMPANY OVERVIEW

- Paysafe Limited (NYSE: PSFE) is a specialized payments platform. Its core purpose is to enable businesses and consumers to connect and transact seamlessly through industry-leading capabilities in electronic payment processing, digital wallet, card issuing, and online cash solutions.
- Delivered through an integrated platform, Paysafe solutions are geared toward mobile-initiated transactions, real-time analytics, and the convergence between brick-and-mortar and online payments.
- Paysafe operates in 12+ countries, connecting businesses and consumers across 260 payment types in over 48 currencies around the world.

CANNAE INVESTMENT SUMMARY

2021	Investment Date
$45.8M	Total Invested Capital
2.5M Shares or ~4%	Current Ownership
$34.7M	Current Value
$(11.1)M	Current Unrealized Loss

PAYSAFE BY THE NUMBERS

~$152B	2024 transaction volume
~260	Payment types in over 48 different currencies accepted
~29 years	Of online payment experience

2Q25 HIGHLIGHTS VS 2Q24[(1)]

- Revenue of $428.2m, a decrease of 3%; organic revenue grew 5%.
- Net loss of $50.1m or ($0.85) per diluted share; Adjusted net income of $27.6m or $0.46 per diluted share.
- Adjusted EBITDA of $105.0m, inclusive of a $25.4m headwind related to the disposal of the direct marketing business line.
- Repurchased 1.5m shares for $20.0m.

Bruce Lowthers, CEO of Paysafe, commented: "A very solid quarter with revenue, adjusted EBITDA, and adjusted EPS all in line with our expectations. We delivered 5% organic revenue growth and strong adjusted EBITDA growth of 12%, when excluding the divested direct marketing business, reflecting continued execution on our strategic priorities and growth across all major product lines. In Europe, for the first time in years, we had double-digit growth led by our consumer business, coupled with overall strong performance from existing customers, a higher contribution from new customer wins, and the launch of innovative products. Collectively, we remain on track to drive stronger growth and margin improvement in the second half of the year."

Source: Public company filings and market data as of August 29, 2025

(1) See Paysafe's earnings release at www.Paysafe.com.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 20

SYSTEM1

CANNAE HOLDINGS, INC.

COMPANY OVERVIEW

- System1 (NYSE: SST) is an omnichannel customer acquisition platform, delivering high-intent customers to advertisers.
- System1 operates through its RAMP platform.
  - **Responsive Acquisition Marketing Platform ("RAMP")** drives the business and provides a sustainable competitive advantage.
    - RAMP dynamically adjusts bid pricing for each advertising campaign to maximize profit and limit financial risk as market conditions shift.
    - RAMP manages **108M+ monthly web site visitors generating 490M+ monthly sessions and drives 94M+ daily creative bidding optimizations**.
    - RAMP efficiently identifies, acquires, and serves ads to consumers across any advertising vertical.

2Q25 HIGHLIGHTS[(1)(2)]

- Products segment revenue grew 34% year-over-year to $24.0 million, and Products adjusted gross profit grew 32% year-over-year to $22.7 million.
- CouponFollow.com saw continued strong performance in Q2, posting a 44% year-over-year increase in organic sessions.
- System1 launched 1.org, a free charitable-focused search engine that allows users to support nonprofit organizations simply by searching the web.
- Startpage.com continues to build on its positive momentum, with more than a 25% increase in daily active users in June 2025 versus the prior year.
- In collaboration with Startpage, Mapquest created and launched a white-label consumer mapping solution for integration into third party websites and search engines.

CANNAE INVESTMENT SUMMARY

2022	Investment Date
$232M	Total Invested Capital
27.0M shares or ~30%	Current Ownership
$19M	Current Value
$(213)M	Current Unrealized Loss

"We are pleased with our second quarter financial results, specifically our 6% and 18% year-over-year increase in adjusted gross profit and adjusted EBITDA, respectively. These results underscore the resilience of our business model, our ability to innovate in changing marketing conditions and our continued focus on long-term value creation."

- TRIDIVESH KIDAMBI
SYSTEM1 CHIEF FINANCIAL OFFICER

Source: Public company filings and market data as of August 29, 2025
(1) See System1's earnings release at ir.system1.com.
(2) System1 results are included in Cannae's on a one-quarter lag.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 21

BLACK KNIGHT FOOTBALL CLUB

CANNAE HOLDINGS, INC.

COMPANY OVERVIEW

Black Knight Football ("BKFC"), a partnership led by Foley, is focused on building a global network of world-class football clubs, players, and real estate assets that will produce operational synergies, accelerate player development and enable efficient player migration across BKFC's network of owned and operated clubs, while driving both strong on-field performance and financial results with a multi-club network:

- AFC Bournemouth (the "Cherries"), a professional football club founded in 1899 that competes in the English Premier League, the top football league in the world. BKFC has 100% ownership interest of AFCB.
- FC Lorient, a professional football club founded in 1926 that was crowned 2024/25 champions of Ligue 2, the second-tier football league in France, and next season will compete in Ligue 1, the highest tier football league in France. BKFC has a 40% ownership interest in FC Lorient, with a path to 100%.
- Moreirense FC, a professional football club founded in 1939 and based in Moreira de Cónegos, Portugal, that competes in the Portuguese Primeira Liga (first division) football club. BKFC has a 70% ownership interest in Moreirense.
- Hibernian FC, a professional football club founded in 1875 that competes in the Scottish Premiership, the top football league in Scotland. BKFC is the first multi-club ownership group approved by the Scottish FA. BKFC has a 23% ownership interest in Hibernian FC.

CANNAE INVESTMENT SUMMARY

2022	Initial Investment Date
$224M	Total Invested Capital
~43%	Current Ownership
$224M	Current Value[1]

Source: Company management; (1) Valued at cost.

CLUB & GROUP UPDATES

- AFC Bournemouth finished the 2024/25 season in 9th place with 56 points, a new club record which surpassed a club record set in the previous campaign. From a business perspective, the club finished the 2024/25 season with growth across all revenue areas, including significant increases in Sponsorship, Hospitality and Events (up 30%+ year-over-year) and Merchandise (up 20%+ year-over-year). Looking forward to the start of the 2025/26 season, the club is pleased to have all major partnership assets (Front of Shirt, Sleeve and Naming Rights) already under contract.
- In April 2025, BKFC announced it had entered into an agreement to acquire Vitality Stadium, which has been the home of AFCB since 1910. This represents the first step in BKFC's plans to renovate and expand the stadium to accommodate the Cherries' growing fanbase. Additionally, after two years of construction, the club moved into its world-class Performance Centre in April. The Performance Centre is a testament to BKFC's commitment to providing its clubs with the infrastructure to succeed in all competitions.
- In May 2025, Sportico released its annual list of the World's 50 Most Valuable Football Clubs. AFC Bournemouth made the list for the first time in its history, coming in at number 48 with a valuation of $630 Million based on the club's 2023/24 revenue of $203 Million or 40% above BKFC total capital (when valuing all of BKFC's other non-AFCB investments at cost). Additionally, AFCB revenues grew double digits in the 2024/25 season.
- In June 2025, AFC Bournemouth sold Dean Huijsen to Real Madrid and Milos Kerkez to Liverpool for combined transfer fees of nearly $120 Million, representing an aggregate profit before fees of $81 Million on their initial purchase. In August, the club sold Ilya Zabarnyi and Dango Ouatarra for combined transfer fees of $121 Million, representing an aggregate profit before fees of ~$64 Million.
- During the first half of this year, BKFC completed a $132 Million capital raise in which Cannae participated for $50 Million.
- In April 2025, BKFC announced a Strategic Affiliation Agreement with Orlando City FC of Major League Soccer giving BKFC its first direct connection to a professional soccer team in North America
- FC Lorient In April 2025, FC Lorient achieved its primary objective this season by earning promotion back to Ligue 1 and ended the season in 1st place with 71 points, 2 points ahead of Paris FC in the Ligue 2 table. The team's top scorer is Elie Junior Kroupi who has 20 goals this campaign, which leads all of Ligue 2 (despite missing all of November due to injury). Kroupi is on loan from AFC Bournemouth after a deal to acquire the player was completed in January. FC Lorient is beginning the preparation for its return to Ligue 1 in the 2025/26 season.
- Hibernian FC Hibs finished the 2024/25 season in 3rd place with 58 points, which was Hibs' best Scottish Premiership finish since the 2020/21 season and they will compete in the Europa League qualifying rounds. From mid-December through, the club lost only once in 18 matches across all competitions, having gone unbeaten in 17 of them (12 wins, 5 draws), matching a club record that dates to 1948.
- Moreirense FC In June 2025, BKFC announced a majority ownership interest. By adding Moreirense FC, BKFC enters Portugal, which is the 7th best league in Europe based on 2024/25 UEFA coefficient rankings and is known for its elite domestic talent and strong track record of developing world-class players. Moreirense FC is a competitive presence in the Primeira Liga, Portugal's top football league. Moreirense finished the 2023/24 season in 6th place and finished the 2024/25 season in 10th place (out of 18 teams). The Club plays its home games at Parque de Jogos Comendador Joaquim de Almeida.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 22

COMPANY OVERVIEW

- Cannae's Restaurant Group, headquartered in Nashville, TN, includes two established casual dining restaurant concepts, O'Charley's Restaurant + Bar and Ninety Nine Restaurant & Pub and one Underground Chuck's Restaurant & Bar.



Store Counts:

- ***99*** has 93 company-owned locations.
- ***O'Charleys*** has 51 company-owned locations, and 3 franchised locations
- **Underground Chuck's** has 1 location

CANNAE INVESTMENT SUMMARY

2012	Initial Investment Date
~88%	Current Ownership

2012	Initial Investment Date
~65%	Current Ownership

RESTAURANT GROUP

$148M	Total Invested Capital(1)

Source: Company management. See also https://www.ocharleys.com/ and https://www.99restaurants.com/
(1) Valued at cost.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 23

Strategic Partnership with JANA to Accelerate Shareholder Value Creation

JANA

CANNAE HOLDINGS, INC.

Leading Engaged Public Investor

- Industry-leading returns in engaged investing.
- Proven track record of finding undervalued public companies with catalysts to unlock value.
- Campaigns create proprietary deal flow but limited by mandate to only invest in public equities.

Mutually beneficial opportunities with public targets, including potential…

- Carveouts
- Take-privates
- Recapitalizations

Cross-equity alignment, **bringing** ***enhanced returns*** **to both Cannae and JANA investors**

Leading Private Investor with Flexible Mandate

- Permanent capital structure.
- Ability to invest across all capital structures, public or private.
- Proven acquirer, owner and operator of portfolio companies.
- Ideal partner for potential control acquisitions.

Partnership Overview

- In February 2024, we entered a strategic partnership with JANA Partners ("JANA"), an investment firm focused on creating value through shareholder engagement. **Cannae invested $56M**, which consisted of $18.3M cash and 1.85M shares of CNNE common stock, for a 19.99% ownership stake in JANA.
- Cannae also committed to invest an additional $50M in JANA funds on a fee-free basis. To date, Cannae has invested $20M in JANA Partners Strategic Investments Benchmark Series A-1.
- For the period from February 2024 through March 2025, we received $5.1M in distributions on our 19.99% ownership.
- The cross-equity ownership and future fund investments by Cannae aligns both parties with mutual interest in the other's success. The strategic partnership will help Cannae drive shareholder value through proprietary deal flow for potential new control acquisitions and similar strategic opportunities.
- **On May 12, 2025, Cannae announced an agreement to acquire an additional 30% stake in JANA, and post-closing will have total ownership of 50%, in exchange for an upfront payment of $67.5 million and potential further payments aggregating $26 million upon certain future period Assets Under Management thresholds. This is expected to close in 3Q 2025.**

Source: Company management as of August 29, 2025

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 24

COMPANY OVERVIEW

- Computer Services ("CSI") is a leading fintech and regtech provider, offering end-to-end financial software and technology to community and regional banks as well as organizations worldwide.
- CSI helps solve their customers' needs through open and agile technologies. In addition to its nearly 60-year reputation for personalized service, CSI is shaping the future of banking by swiftly deploying advanced solutions that help its customers outperform their competition.
- CSI's software and services include, but are not limited to, enterprise banking, regulatory compliance, cybersecurity, IT management, and document distribution.
- CSI has long and sticky service contracts in place with core banking customers that are typically seven to ten years in length with high retention rates and cover 48 states.

CSI'S LEADING SOFTWARE & ADVISORY SERVICES



Enterprise Banking
Regulatory Compliance
Revenue Drivers
Cybersecurity
IT Management
Document Distribution

CANNAE INVESTMENT SUMMARY

2022	Investment Date
$49M	Total Invested Capital
~6%	Current Ownership
$104M	Current Value
$55M	Current Unrealized Gain

FISCAL 1ST HALF 2026 (1) HIGHLIGHTS

- At the quarter close, CSI announced record-setting revenue growth in the first half of its 2025 fiscal year and strategic acquisitions like Hawthorn River, a modern loan origination system. This momentum is expected to continue in the latter half of the year. The company secured 18 new core deals and launched multiple partnerships that expanded its comprehensive financial services software suite.
- CSI's NuPoint® core banking system recently secured the "XCelent Breadth of Functionality" award in Celent's "Retail Banking Core Banking Systems: North American Community Bank Edition" report and was recognized as a "Functionality Standout." CSI was also recently recognized in the 2024 IDC FinTech Rankings as one of the Top 50 fintechs.

See also https://www.csiweb.com/

(1) Fiscal Year End is February 28, 2026

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 25

THE WATKINS CO. Since 1868 TRADE MARK

CANNAE HOLDINGS, INC.

COMPANY OVERVIEW

- The Watkins Company, a leading producer of high-quality flavoring products, was founded in 1868 and has grown to be a leading domestic producer of spices, seasonings and extracts.
- For over 150 years, Watkins and its predecessors have been heralded as purveyors of flavor, with an unwavering commitment to crafting award-winning gourmet flavoring products from high-quality, natural ingredients, without the use of artificial flavors and colors, genetically modified organisms, corn syrup or gluten.
- Watkins is a premium brand in the spices, seasonings and extracts category. Watkins is well positioned in the category as the #2 overall extract brand and the fastest growing organic spice line segment.
- Its portfolio boasts a full line of flavoring products that addresses a diverse set of occasions across extracts, spices, seasonings, decorating, and dry seasoning mixes.

CANNAE INVESTMENT SUMMARY

October 2024	Investment Date
$80.0M	Total Invested Capital (includes $20M of 8% Preferred)
~49.3%	Current Ownership
$80.0M	Current Value(1)

WATKINS PLAYBOOK

1. **Steady business with long-term track record:** With 150+ years of brand heritage, Watkins has a long history of innovation and growth in the durable flavoring products category.
2. **Seasoned management team:** Watkin's seasoned management team led by its CEO JR Rigley were retained in the transaction and its prior owner retained a significant equity stake post-transaction, creating continuity and strong alignment with Cannae.
3. **Large addressable market with opportunity to take share:** Flavoring products and the spices, seasonings and extracts represent a large, growing market with significant opportunity for Watkin's to grow both organically and inorganically
4. **Attractive financial profile:** Watkin's has a long history of growth on the top and bottom line with strong free cash flow generation creating compelling opportunities to invest in growth or return capital to shareholders

WHY FLAVORING PRODUCTS?

1. **Attractive category with secular tailwinds:** Spices, seasonings and extracts are a rare combination of a durable category less impacted by economic cycles, but that also exhibits significant growth trends. The spices, seasonings & extracts category is the fifth highest growth category in the overall U.S. Food Industry, growing volume 15% since 2019 or ~4% per year.
2. **Premium product in growing segment:** Watkins is well positioned with premium but affordable products and as a leader in the increasingly attractive and growing natural and organic segment of the spices, seasonings and extracts category.
3. **Fragmented industry:** The flavoring products category is highly fragmented, with significant opportunities for consolidation and growth in market share both organically and inorganically

Source: Company management
(1) Valued at cost.

CANNAE HOLDINGS INVESTOR PRESENTATION SUMMER 2025 | 26

MINDEN MILL DISTILLING

CANNAE HOLDINGS, INC.

COMPANY OVERVIEW

- Minden Mill Distilling (Minden Mill), is an estate distillery in Minden, Nevada. Minden is located in the heart of Carson Valley close to the Nevada-California border. Visitors enjoy easy access to South Lake Tahoe Mountain resorts, hiking trails, casinos, hot springs, legendary bars, and restaurants.
- Minden Mill's facilities include an American Whiskey and white spirits distillery, housed in a 100-year-old creamery, and an American Single Malt Whiskey distillery housed in a 100-year-old flour mill. Both buildings sit on the National Register of Historic Places. The flour mill includes multiple tasting areas and serves as a guest experience center.
- Minden Mill's spirits products include High Ground Vodka, Evil Bean Coffee Liqueur, and Minden Mill branded Bourbon, Rye and American Single Malt
- Since launch of its various products over the course of 2024, Minden's products have received numerous awards and 90+ point ratings from various publications and spirit's competitions

CANNAE INVESTMENT SUMMARY

May 2023	Investment Date
$60M	Total Invested Capital
~88%	Current Ownership
$60M	Current Value(1)

MINDEN MILL PLAYBOOK

1. **Value enhancements:** Acquired at a deep discount to the cost of the facilities and to peer comps, we believe our ownership of Minden Mill, represents an attractive value investment with significant opportunity for growth.
2. **Focus on world class talent:** Minden Mill is operated by the seasoned management team of Foley Family Wines & Spirits ("FFWS"). FFWS's management team has consistently grown its sales volume through economic and industry cycles, outpacing competition growing market share.
3. **Invest for growth:** Following the successful launch of its slate of whiskeys, vodka and coffee liqueur, Minden Mill is position to leverage FFWS's distribution relationships to drive sales growth and create economies of scale in production at its owned facilities.
4. **Implement best practices from FFWs:** By implementing best practices that propelled FFWS from a collection of disparate winery and vineyard assets to one of the largest producers of premium wines and operator of several wine-related hospitality venues in the United States, Minden Mill intends to create premium spirits and a hospitality venue to transform Minden Mill into a leading producer of craft spirits brands.

WHY DISTILLING?

1. **Large and growing market:** The U.S. is the second largest spirits market in the world, generating $200 Billion in U.S. economic activity annually. In the U.S, over the last 11 years, spirits sales have grown 51%, from 204 Million cases sold in 2012 to 309 Million in 2023. Small, craft brands have been a significant driver of this growth.
2. **Fixed Assets to Drive Margins:** Ownership of fixed assets with underutilized production capacity is expected to lower marginal costs to develop new brands and drive long-term margin growth.
3. **Foley's spirits track record:** After founding FFWS in 1996, Foley along with world class management has turned FFWS into one of the largest producers of premium wines in the United States. FFWS has grown from its initial location in Sta. Rita Hills region of Santa Barbara county to owning 24 wineries on four continents and producing hundreds of 90+ point wines. Foley's success with FFWS has helped hone the strategy and framework for Minden Mill and its plan to produce premium spirits and brands.

Source: Company management
(1) Valued at cost.

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